Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

AdvanDx, Inc. and subsidiary

As of and for the years ended December 31, 2014 and 2013

As of June 30, 2015 and for the six months ended June 30, 2015 and 2014 (unaudited)

Contents

Independent Auditor’s Report

Audited Consolidated Financial Statements as of and for the years ended December 31, 2014 and 2013

Consolidated Balance Sheets

Consolidated Statements of Loss and Comprehensive Loss

Consolidated Statements of Stockholders' Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Unaudited Consolidated Financial Statements as of June 30, 2015 and for the six-month periods ended June 30, 2015 and 2014

Consolidated Balance Sheets

Consolidated Statements of Loss and Comprehensive Loss

Consolidated Statements of Stockholders' Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

1

Independent Auditor's Report

To the Shareholders
AdvanDx, Inc.

We have audited the accompanying consolidated financial statements of AdvanDx, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of loss and comprehensive loss, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AdvanDx, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred cumulative net losses since inception and will need additional capital to fund future operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

2

Other Matters

As described in Note 10 to the consolidated financial statements, the Company has restated its 2013 consolidated financial statements to correct errors in the Company’s previously issued 2013 consolidated financial statements.

As described in Note 10 to the consolidated financial statements, the Company restated stockholders’ equity as of December 31, 2012. As part of our audit of the 2013 consolidated financial statements, we also audited the adjustments described in Note 10 to the consolidated financial statements to restate stockholders’ equity as of December 31, 2012. In our opinion, such adjustments are appropriate and have been properly applied.

As described in Note 11, on July 14, 2015, the Company was acquired by OpGen, Inc.

\s\ CohnReznick LLP

Vienna, Virginia
September 28, 2015

3

AdvanDx, Inc. and subsidiary

Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014	2013
	(unaudited)		(restated)
Assets
Current assets
Cash and cash equivalents	$1,319,438	$787,975	$752,326
Accounts receivable, net	521,786	727,774	720,558
Inventory	863,156	890,213	686,869
Prepaid expenses and other current assets	181,615	415,320	417,297
Total current assets	2,885,995	2,821,282	2,577,050

Property and equipment, net	253,914	300,944	353,412
Other noncurrent assets	221,365	223,751	29,909
Total assets	$3,361,274	$3,345,977	$2,960,371

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$946,344	$1,055,305	$957,150
Accrued compensation and benefits	206,548	119,923	666,943
Accrued expenses	1,502,795	907,279	622,008
Notes payable	2,500,000	-	2,550,000
Current portion of capital lease obligations	-	3,181	36,279
Total current liabilities	5,155,687	2,085,688	4,832,380

Capital lease obligations, net of current portion	-	-	3,181
Total liabilities	5,155,687	2,085,688	4,835,561

Commitments and Contingencies (Note 9)

Stockholders' equity (deficit)
Convertible preferred stock $0.0001 par value:
Series A - liquidation value $1,230,000 at June 30, 2015 (unaudited) and at December 31, 2014 and December 31, 2013; 102,500 shares authorized, issued and outstanding at June 30, 2015 (unaudited) and at December 31, 2014 and 2013	10	10	10
Series A-1 - liquidation value $7,366,025 at June 30, 2015 (unaudited) and December 31, 2014; 1,023,059 shares authorized, issued and outstanding at June 30, 2015 (unaudited) and December 31, 2014 (none at December 31, 2013)	102	102	-
Series B - liquidation value $5,000,532 at December 31, 2013; 318,100 shares authorized, issued and outstanding at December 31, 2013 (none at December 31, 2014 and June 30, 2015 (unaudited))	-	-	32
Series B-1 - liquidation value $14,489,988 at June 30, 2015 (unaudited) and December 31, 2014; 2,552,852 shares authorized, issued and outstanding at June 30, 2015 (unaudited) and December 31, 2014 (none at December 31, 2013)	255	255	-
Series B-2 - liquidation value $5,000,000 at December 31, 2013; 250,000 shares authorized, issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	25
Series C - liquidation value $15,000,346 at December 31, 2013; 166,080 shares authorized, issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	17
Series C-1 - liquidation value $7,999,950 at December 31, 2013; 159,999 shares authorized, issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	16
Series C-2 - liquidation value $5,671,139 at December 31, 2013; 247,637 shares authorized, issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	25
Series C-3 - liquidation value $5,248,704 at December 31, 2013; 437,392 shares authorized, issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	44
Series D - liquidation value $12,276,708 at December 31, 2013; 2,058,618 shares authorized; 1,023,059 issued and outstanding at December 31, 2013 (none at June 30, 2015 (unaudited) and December 31, 2014)	-	-	102
Common stock $0.0001 par value; 8,724,348 shares authorized; 1,804,983 issued and outstanding at June 30, 2015 (unaudited) and December 31, 2014, 225,775 issued and outstanding at December 31, 2013	182	182	23
Additional paid-in capital	64,083,040	64,040,580	52,096,075
Accumulated deficit	(65,954,747)	(62,859,562)	(54,052,002)
Accumulated other comprehensive income (loss)	76,745	78,722	80,443
Total stockholders' equity (deficit)	(1,794,413)	1,260,289	(1,875,190)

Total liabilities and stockholders' equity (deficit)	$3,361,274	$3,345,977	$2,960,371

See accompanying notes to consolidated financial statements.

4

AdvanDx, Inc. and subsidiary

Consolidated Statements of Loss and Comprehensive Loss

	Six months ended June 30,		Years ended December 31,
	2015	2014	2014	2013
	(unaudited)	(unaudited)		(restated)

Revenue
Product sales	$1,929,764	$2,505,995	$4,777,866	$5,759,387
Total revenue	1,929,764	2,505,995	4,777,866	5,759,387

Operating expenses
Costs of products sold	564,733	671,121	1,257,145	1,318,993
Research and development	1,183,852	1,566,375	3,309,146	3,286,791
General and administrative	2,266,696	1,930,438	4,490,948	2,919,272
Sales and marketing	909,864	2,114,157	4,423,431	4,081,573
Total operating expenses	4,925,145	6,282,091	13,480,670	11,606,629
Operating loss	(2,995,381)	(3,776,096)	(8,702,804)	(5,847,242)

Interest expense, net	(69,372)	(90,476)	(129,444)	(116,093)
Other income (expenses), net	(30,432)	(53,871)	24,688	17,117
Net loss	(3,095,185)	(3,920,443)	(8,807,560)	(5,946,218)

Foreign currency translation adjustment	(1,977)	18,533	(1,721)	10,653
Comprehensive loss	$(3,097,162)	$(3,901,910)	$(8,809,281)	$(5,935,565)

See accompanying notes to consolidated financial statements.

5

AdvanDx, Inc. and subsidiary

Consolidated Statements of Stockholders’ Equity (Deficit)

	Convertible Preferred Stock																				Common Stock
	Series A		Series A-1		Series B		Series B-1		Series B-2		Series C		Series C-1		Series C-2		Series C-3		Series D
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total

Balances at December 31, 2012 (as previously reported)	102,500	$10	-	$-	318,100	$32	-	$-	250,000	$25	166,080	$17	159,999	$16	247,637	$25	437,392	$44	752,126	$75	225,775	$23	$49,034,425	$69,790	$(48,105,784)	$998,698
Prior period adjustments (Note 10)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,335,954	-	-	1,335,954
Balances at December 31, 2012 (as restated)	102,500	10	-	-	318,100	32	-	-	250,000	25	166,080	17	159,999	16	247,637	25	437,392	44	752,126	75	225,775	23	50,370,379	69,790	(48,105,784)	2,334,652

Issuance of preferred stock and warrants (restated)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	270,933	27	-	-	1,625,571	-	-	1,625,598
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	21,745	-	-	21,745
Issuance of stock purchase warrants to bank (restated)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	78,380	-	-	78,380
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	10,653
Net loss (restated)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,946,218)	(5,946,218)
Balances at December 31, 2013 (as restated)	102,500	10	-	-	318,100	32	-	-	250,000	25	166,080	17	159,999	16	247,637	25	437,392	44	1,023,059	102	225,775	23	52,096,075	80,443	(54,052,002)	(1,875,190)

Exchange of Series D for Series A-1 preferred stock	-	-	1,023,059	102	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,023,059)	(102)	-	-	-	-	-	-
Conversion of preferred stock into common stock	-	-	-	-	(318,100)	(32)	-	-	(250,000)	(25)	(166,080)	(17)	(159,999)	(16)	(247,637)	(25)	(437,392)	(44)	-	-	1,579,208	159	-	-	-	-
Issuance of preferred stock	-	-	-	-	-	-	2,552,852	255	-	-	-	-	-	-	-	-	-	-	-	-	-	-	11,619,127	-	-	11,619,382
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	325,378	-	-	325,378
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,721)	-	(1,721)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,807,560)	(8,807,560)
Balances at December 31, 2014	102,500	10	1,023,059	102	-	-	2,552,852	255	-	-	-	-	-	-	-	-	-	-	-	-	1,804,983	182	64,040,580	78,722	(62,859,562)	1,260,289

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	42,460	-	-	42,460
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,977)	-	(1,977)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,095,185)	(3,095,185)
Balances at June 30, 2015 (unaudited)	102,500	$10	1,023,059	$102	-	$-	2,552,852	$255	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	1,804,983	$182	$64,083,040	$76,745	$(65,954,747)	$(1,794,413)

See accompanying notes to consolidated financial statements.

6

AdvanDx, Inc. and subsidiary

Consolidated Statements of Cash Flows

	Six Months ended June 30,		Year ended December 31,
	2015	2014	2014	2013
	(unaudited)	(unaudited)		(restated)

Cash flows from operating activities
Net loss	$(3,095,185)	$(3,920,443)	$(8,807,560)	$(5,946,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	74,193	120,038	241,589	232,577
Stock-based compensation	42,460	256,657	325,378	21,745
Non-cash interest expense and other	-	-	3,022	66,140
Changes in operating assets and liabilities:
Accounts receivable	187,105	227,001	(32,931)	314,903
Inventory	23,930	(250,440)	(207,766)	10,701
Other current assets	221,899	(80,804)	(13,599)	(179,780)
Other noncurrent assets	-	-	(197,000)	-
Accounts payable	(108,173)	(381,633)	99,161	724,307
Accrued expenses and other	687,216	(230,508)	(137,172)	46,290
Net cash used in operating activities	(1,966,555)	(4,260,132)	(8,726,878)	(4,709,335)

Cash flows from investing activities
Capital expenditures	(27,505)	(147,084)	(193,185)	(110,698)
Net cash used in investing activities	(27,505)	(147,084)	(193,185)	(110,698)

Cash flows from financing activities
Net proceeds from issuance of common and preferred stock	-	6,752,691	9,752,683	1,625,598
Payments on notes	-	(93,813)	(1,450,000)	-
Proceeds from issuance of notes	2,500,000	650,000	650,000	2,563,260
Capital lease payments	(3,181)	(17,710)	(36,279)	(33,004)
Net cash provided by financing activities	2,496,819	7,291,168	8,916,404	4,155,854

Net increase (decrease) in cash and cash equivalents	502,759	2,883,952	(3,659)	(664,179)
Cash and cash equivalents, beginning of period and year	787,975	752,326	752,326	1,406,722
Effects of foreign currency rate changes on cash and cash equivalents	28,704	1,382	39,308	9,783
Cash and cash equivalents, end of period and year	$1,319,438	$3,637,660	$787,975	$752,326

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$66,848	$21,699	$83,238	$30,331
Cash paid during the period for income taxes	$-	$-	$-	$-

Supplemental disclosure of noncash investing and financing activities
Stock purchase warrants issued to bank for fees	$-	$-	$-	$78,380
Issuance of preferred stock for notes payable and accrued expense	$-	$-	$1,866,699	$-

See accompanying notes to consolidated financial statements.

7

AdvanDx, Inc. and subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013 and June 30, 2015 (unaudited)

Note 1 - Organization

AdvanDx, Inc. (“AdvanDx” or the “Company”) was incorporated in Delaware on May 16, 2002. The Company is engaged in the business of researching, developing and marketing advanced in vitro diagnostic kits for the diagnosis and prevention of infectious diseases. The Company sells its products principally to hospitals and clinical laboratories in the United States and Europe. The Company is headquartered in Woburn, Massachusetts and has additional operations in Copenhagen Denmark. The Company operates in one business segment.

In July 2015, the Company was acquired by OpGen, Inc. (“OpGen”), a publicly traded company, and is now a wholly owned subsidiary of OpGen (see Note 11). OpGen is an early-stage company using rapid molecular testing and bioinformatics to assist healthcare providers to combat multi-drug resistant infections, or MDROs, as well as providing products and services for Whole Genome Mapping and analysis of microbial, plant, animal and human genomes for life sciences applications.

The Company’s operations are subject to certain risks and uncertainties. The risks include rapid technology changes, the need to manage growth, the need to retain key personnel, the need to protect intellectual property and the availability of additional capital financing on terms acceptable to the Company. The Company’s success depends, in part, on its ability to develop and commercialize its novel technology as well as raise additional capital.

Note 2 - Liquidity

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Since inception, the Company has incurred, and continues to incur, significant losses from operations, negative operating cash flows and has a total stockholders’ deficit as of June 30, 2015 (unaudited). As more fully described in Notes 5 and 6, the Company has raised capital using various debt, equity and equity-linked securities, including raising net proceeds of $9.8 million and $1.6 million through the issuance of preferred stock and warrants in 2014 and 2013, respectively, and $0.7 million and $2.6 million by issuing various forms of notes payable in 2014 and 2013, respectively. Additionally, in 2015 the Company raised $2.5 million by issuing notes payable (unaudited) (see Note 5).

The Company’s current operating assumptions, which include management’s best estimate of future revenue and operating expenses, indicate that current cash on hand, along with funding from OpGen, will be sufficient to fund operations as currently configured through the end of 2015. OpGen has indicated that while it currently intends to provide to the Company sufficient capital to sustain its operations through at least December 31, 2015, OpGen will need additional capital in 2016.

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation. The Company's subsidiary in Denmark uses the Danish kroner as its functional currency. AdvanDx translates its subsidiary’s assets and liabilities into U.S. dollars at the relevant exchange rate at each balance sheet date, and translates its revenues and expenses at the weighted-average exchange rate for the year. The resulting translation adjustment is recorded as a separate component of accumulated comprehensive income. Certain financial statement amounts prior periods have been reclassified to conform to current period presentation.

Unaudited Interim Financial Statements

The accompanying interim consolidated financial statements are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all the adjustments (consisting of normal recurring adjustments) necessary to state fairly the Company’s financial position as of June 30, 2015 and the results of operations and cash flows for the six month periods ended June 30, 2015 and 2014.

8

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the accompanying consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowances for doubtful accounts and inventories, valuation of financial instruments, deferred tax assets and liabilities and related valuation allowance, and depreciation and amortization and estimated useful lives of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company has cash and cash equivalents deposited in financial institutions in which the balances occasionally exceed the federal government agency (FDIC) insured limits of $250,000. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk.

Fair Value

US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

•	Level 1 - defined as observable inputs such as quoted prices in active markets;
•	Level 2 - defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3 - defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions such as expected revenue growth and discount factors applied to cash flow projections.

The Company evaluates financial assets and liabilities subject to fair value measurements to determine the appropriate level at which to classify them each reporting period. This determination requires the Company to make subjective judgments as to the significance of inputs used in determining fair value and where such inputs lie within the hierarchy. As of June 30, 2015 (unaudited) and as of December 31, 2014 and 2013, the Company has no assets and liabilities that are measured at fair value on a recurring basis. Property and equipment is measured at fair value on a non-recurring basis when an impairment exists; no such fair value impairment was recognized in the six month periods ended June 30, 2015 and 2014 (unaudited) or during the years ended December 31, 2014 and 2013.

The Company's consolidated balance sheets include various financial instruments (primarily accounts receivable, accounts payable and other current liabilities) that are carried at cost, which approximates fair value due to the short-term nature of the instruments. Notes payable are reflective of fair value based on market comparable instruments with similar terms.

Accounts Receivable

The Company’s accounts receivable result from revenues earned but not collected from customers. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers. The Company evaluates if an allowance is necessary by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history and the customer’s current ability to pay its obligation. If amounts become uncollectible, they are charged to operations when that determination is made. The allowance for doubtful accounts was $15,632 at June 30, 2015 (unaudited), and $15,855 and $17,524 as of December 31, 2014 and December 31, 2013, respectively.

At June 30, 2015, the Company had accounts receivable from three customers which individually represented 7.6%, 6.4%, and 5.2% of total accounts receivable (unaudited). At December 31, 2014, the Company had accounts receivable from three customers which individually represented 14.3%, 10.5% and 5.1% of total accounts receivable. At December 31, 2013, the Company had accounts receivable from two customers which individually represented 11.6% and 5.8% of total accounts receivable. For the six months ended June 30, 2015, one individual customer represented 12.3% of revenues (unaudited). For the six months ended June 30, 2014, one individual customer represented 7.5% of revenues (unaudited). For the year ended December 31, 2014 one individual customer represented 8.8% of revenues. For the year ended December 31, 2013 one individual customer represented 6.8% of revenues.

9

Inventory

Inventories are valued using the first-in, first-out method and stated at the lower of cost or market and consist of the following:

	June 30, 2015 (unaudited)	December 31, 2014	December 31, 2013

Raw materials	$738,688	$714,097	$596,203
Work-in-progress	75,881	118,789	49,887
Finished goods	48,587	57,327	40,779
Total	$863,156	$890,213	$686,869

The Company assesses obsolescence on a periodic basis, and as of June 30, 2015 (unaudited) and December 31, 2014 and 2013 did not have an allowance for obsolescence.

Property and Equipment

Property and equipment consists principally of information technology and laboratory equipment assets, is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the related assets. The estimated useful life of equipment is three to five years. Leasehold improvements are amortized over the term of the related leases or estimated useful lives of the assets, whichever is shorter. Depreciation expense was $74,193 and $120,038 for the six month periods ended June 30, 2015 and 2014 (unaudited) and was $241,589 and $232,577 for the years ended December 31, 2014 and 2013, respectively. Property and equipment consisted of the following:

	June 30, 2015 (unaudited)	December 31, 2014	December 31, 2013

Laboratory equipment	$648,421	$612,362	$477,683
Office furniture and equipment	283,800	274,815	279,743
Computer equipment	450,599	421,956	391,157
Leasehold improvements	314,930	314,930	314,930
	1,668,353	1,624,063	1,463,513
Accumulated depreciation and amortization	(1,443,836)	(1,323,119)	(1,110,101)
Property and equipment, net	$253,914	$300,944	$353,412

The Company assesses the recoverability of its long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. An impairment loss would be measured as the amount by which the carrying value of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. As of June 30, 2015 (unaudited) and as of December 31, 2014 and 2013, the Company determined that there were no impaired long-lived assets.

Revenue Recognition

The Company recognizes revenue from the sale of its products when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria are met typically upon shipment to the customer. Historically, the Company has not entered into multiple-element arrangements. Sales are recorded net of accruals for estimated rebates, discounts and other deductions and returns.

10

Amounts billed to customers for shipping and handling are included in revenue when the related product revenue is recognized. Shipping and handling costs are included in selling and marketing expenses. The Company recognized revenue of $46,117 and $17,661 during the six month periods ended June 30, 2015 and 2014, respectively (unaudited) and $31,819 and $41,184 for the years ended December 31, 2014 and 2013, respectively for shipping and handling.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs primarily consist of salaries and related expenses for personnel, laboratory and clinical supplies, an allocation of overhead costs and certain outside service costs.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Tax benefits are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially, and subsequently, measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and all relevant facts.

Stock-Based Compensation

Share-based awards are recognized at fair value ratably over the requisite service period, which is generally the vesting period. No tax benefits were attributed to the stock-based compensation expense because valuation allowances were maintained on substantially all of the Company’s net deferred tax assets. The fair value of share-based awards to employees and directors is estimated, on the date of grant, using the Black-Scholes model. Option valuation models, including the Black-Scholes model, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant-date fair value of an award. These assumptions include the estimated fair value of the Company’s common stock, risk-free rate of interest, expected dividend yield, expected volatility and the expected life of the award. A discussion of management’s methodology for developing each of the assumptions used in the Black-Scholes model is as follows:

Fair value of common stock

Given the lack of an active public market for the common stock, the Company’s board of directors determines the fair value of the common stock. In the absence of a public market, and as an emerging company with no significant revenues, the Company believes that it is appropriate to consider a range of factors to determine the fair market value of the common stock at each grant date. The factors include: (1) the achievement of clinical and operational milestones by the Company; (2) the status of strategic relationships with collaborators; (3) the significant risks associated with the Company’s stage of development; (4) capital market conditions for life sciences companies, particularly similarly situated, privately held, early-stage companies; (5) the Company’s available cash, financial condition and results of operations; (6) the most recent sales of the Company’s preferred stock; and (7) the preferential rights of the outstanding preferred stock.

Expected volatility

Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company does not maintain an internal market for its shares and its shares are not traded publicly. The Company has been able to identify several public entities of similar size, complexity and stage of development; accordingly, historical volatility has been calculated using the volatility of this peer group.

Expected dividend yield

The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

Risk-free interest rate

This is the U.S. Treasury rate for the day of each option grant during the year, having a term that most closely resembles the expected term of the option.

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Expected term

This is the period of time that the options granted are expected to remain unexercised. Options granted have a maximum term of 10 years. The Company estimates the expected term using the simplified method. Over time, management will track actual terms of the options and adjust their estimate accordingly so that estimates will approximate actual behavior for similar options.

Expected forfeiture rate

The forfeiture rate is the estimated percentage of options granted that is expected to be forfeited or canceled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on turnover data with further consideration given to the class of the employees to whom the options were granted.

The estimated fair value of equity instruments issued to nonemployees are recorded at fair value on the earlier of the performance commitment date or the date the services required are completed.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue arising from contracts with customers. The standard is effective for the Company’s reporting year beginning January 1, 2018 and early adoption is permitted starting January 1, 2017. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its consolidated financial statements.

In August 2014, the FASB issued guidance requiring management to evaluate on a regular basis whether any conditions or events have arisen that could raise substantial doubt about the entity’s ability to continue as a going concern. The guidance 1) provides a definition for the term ‘‘substantial doubt,’’ 2) requires an evaluation every reporting period, interim periods included, 3) provides principles for considering the mitigating effect of management’s plans to alleviate the substantial doubt, 4) requires certain disclosures if the substantial doubt is alleviated as a result of management’s plans, 5) requires an express statement, as well as other disclosures, if the substantial doubt is not alleviated, and 6) requires an assessment period of one year from the date the financial statements are issued. The standard is effective for the Company’s reporting year beginning January 1, 2017 and early adoption is permitted. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its consolidated financial statements.

In April 2015, the FASB issued accounting guidance requiring that debt issuance costs related to a recognized liability be presented on the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected. The standard is effective for reporting periods beginning after December 15, 2015. The Company is currently evaluating the impact, if any, that this new accounting pronouncement will have on its consolidated financial statements.

The Company has evaluated all other issued and unadopted Accounting Standards Updates and believes the adoption of these standards will not have a material impact on its results of operations, financial position, or cash flows.

Note 4 – Significant License, Distribution and Supply Arrangements

Life Technologies, Inc.

In July 2003, the Company entered into a non-exclusive, non-sublicensable, worldwide license agreement with Life Technologies, Inc. (“Life Technologies”) to use certain patent rights that allow it to manufacture and sell certain products. The agreement was amended multiple times through 2009 to add additional features and modify certain terms and conditions.

Life Technologies is entitled to certain royalties on product sales. The Company expensed royalties of $204,731 and $322,585 during the six months ended June 30, 2015 and 2014, respectively (unaudited) and $552,050 and $629,339 for the years ended December 31, 2014 and 2013, respectively.

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Exiqon A/S

In October 2003, the Company entered into a non-exclusive, worldwide license agreement with Exiqon A/S (“Exiqon”) to use certain patent rights that allows it to manufacture and sell certain products. In consideration for this license agreement, the Exiqon is entitled to royalties on product sales, and was entitled to minimum royalties payable from October 1, 2008 to September 30, 2010. No royalty payments have been made to Exiqon since 2010.

Statens Serum Institut

In April 2004, the Company entered into an exclusive worldwide license, supply, and distribution agreement with Statens Serum Institut (“SSI”) to use certain patent rights that allow it to manufacture and sell certain products. In consideration for this license agreement, beginning October 1, 2005, SSI is entitled to an annual license fee until the first sale of a licensed product. Subsequent to the first product sale, SSI is entitled to royalties on product sales based on the total sales of licensed products with a minimum annual royalty.

SSI is entitled to additional payments upon the achievement of certain milestones, including the opening of the Company's manufacturing facility and FDA approval of the facility. In 2006, the Company established manufacturing facilities under the license agreements and paid a milestone fee of $6,500. No other milestones had been met as of June 30, 2015 (unaudited). The Company has the right to terminate the agreement with one year’s notice. Upon termination, the Company has no further obligations and no termination fee. No payments have been made to SSI since 2012.

Institute Pasteur

In December 2005, the Company entered into a non-exclusive license agreement with the French foundation, Institute Pasteur (“Pasteur”) to use certain patent rights that allow it to sell certain products. In consideration for the license, Pasteur was entitled to an upfront payment upon signing of the agreement, which the Company expensed to research and development in 2004 due to significant uncertainty related to sufficient future cash flows from sales of these products.

In addition, Pasteur is entitled to a payment upon FDA approval of the product and annual payments thereafter, up to a cumulative maximum when sales exceed a certain limit. In addition, Pasteur is entitled to annual royalties on product sales. No payments were made to Pasteur since 2011.

DakoCytomation/Dako A/S

In May 2005, the Company entered into an exclusive worldwide license agreement with DakoCytomation Denmark (“Dako”) to use certain patent rights that allow it to manufacture, sell and distribute certain products. In consideration for the license, the Company agreed to pay a technology access fee of $10,000 upon the first commercial introduction of a licensed product under the agreement as well as royalties on product sales. Dako is also entitled to minimum annual royalties of $10,000 payable beginning in the first year following the year of the first commercial launch. In May 2010, the Company and Dako executed an amendment to the agreement under which the Company agreed to pay Dako semi-annual maintenance fees of $15,000 and a one-time commercialization fee once sales of products covered under the license agreement reach a predefined level. No payments were made to Dako since 2011.

bioMérieux, Inc.

In September 2007, the Company entered into an exclusive five-year agreement with bioMérieux, Inc. (“bioMérieux”) under which the Company agreed to allow bioMérieux to exclusively distribute certain of the Company’s products within the United States. In addition, the bioMérieux agreed to purchase 53,360 shares of the Company’s Series C Preferred Stock for gross proceeds of $5 million. In return for the exclusive distribution rights in the United States, bioMérieux agreed to certain levels of minimum annual revenues. In 2011, bioMérieux elected to convert its distribution rights from exclusive to non-exclusive and paid the Company $1 million.

In August 2012, the Company entered into an agreement with bioMérieux under which the parties agreed to terminate their distribution agreement and to release and settle certain legal claims between the parties. As part of the settlement agreement, the Company agreed to pay bioMérieux $360,000. A balance of $60,000 remained unpaid at December 31, 2014 and 2013 and June 30, 2015 (unaudited).

Isis Innovation Limited

In March 2009, the Company entered into an exclusive worldwide license agreement with Isis Innovation Limited, a UK-based technology company (“Isis”). Under the terms of the agreement, the Company received access to certain of Isis’ proprietary probe technology and agreed to make certain milestone payments to Isis as well as to pay Isis royalties on the sale of products covered under the license agreement. The Company expensed license fees of $22,835 and $26,350 during the six months ended June 30, 2015 and 2014, respectively (unaudited) and $26,350 and $13,600 for the years ended December 31, 2014 and 2013, respectively.

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Bio-Quick Corporation

In February 2011, the Company entered into a non-exclusive license agreement with Bio-Quick Corporation, a Maryland based corporation (“Bio-Quick”). Under the terms of the agreement, the Company received access to certain of Bio-Quick’s proprietary technology and agreed to make certain milestone payments as well as to pay royalties on the sale of products covered under the license agreement. No payments have been made under this agreement.

Note 5 – Notes Payable

Notes payable consist of the following:

	June 30, 2015	December 31,
	(unaudited)	2014	2013
Bank debt	$-	$-	$1,450,000
Bridge notes	-	-	1,100,000
Short-term convertible notes	2,500,000	-	-
	$2,500,000	$-	$2,550,000

In April 2013, the Company entered into a loan and security agreement with a commercial bank that provided for up to $2.25 million in 36-month 6.25% term loans and a revolving line of credit of up to $3.0 million less any amount outstanding on the term loans. Borrowings under the loan and security agreement were collateralized by substantially all of the Company’s assets. As of December 31, 2013, the Company had drawn $1.45 million under the term loans; the total amount drawn was repaid in full in 2014 and no amounts are outstanding as of December 31, 2014 and June 30, 2015 (unaudited).

In connection with the bank facility in 2013, the Company issued to the lender stock purchase warrants to purchase up to 6,250 shares of its Series D Preferred Stock. Additionally, as a result of certain amendments to the loan and security agreement in 2013, the Company issued to the lender stock purchase warrants to purchase up to an additional 6,250 shares of its Series D Preferred Stock. The stock purchase warrants were modified in 2014 in connection with the issuance of the Company’s Series B-1 Preferred Stock (see Note 6). The warrants are exercisable in whole or in part and from time-to-time for ten years and have an exercise price of $6.00 per share. The warrants are classified in equity and included in additional paid-in capital.

In November 2013, the Company entered into two bridge notes payable totaling $1.1 million. The bridge notes bore interest at 8.00% and had an initial maturity of the earlier of April 30, 2014 or the sale of substantially all of the Company’s assets. In February 2014, the Company entered into an additional bridge note payable totaling $0.7 million. The 2014 bridge notes had an original maturity date of August 1, 2014. The bridge notes, including accrued and unpaid interest, were settled in 2014 as consideration for the purchase of the Company’s Series B-1 Preferred Stock (see Note 6).

In February 2015, the Company issued unsecured convertible promissory notes to existing investors for gross proceeds of $2.5 million. The notes bear interest at 8% per annum, mature on February 27, 2016, and are convertible at the option of the holders in whole and from time to time into 528,541 shares of the Company’s Series B-1 convertible preferred stock at an initial conversion price of $4.73 per share, or into securities issued in a subsequent financing at the price paid by such new investors.

The weighted average interest rate on all short-term outstanding debt at June 30, 2015 was 8% (unaudited) and was 7.0% at December 31, 2013. Total interest expense on all debt instruments was $69,372 and $90,476 for the six month periods ended June 30, 2015 and 2014, respectively (unaudited) and was $129,444 and $116,093 for the years ended December 31, 2014 and 2013, respectively.

Note 6 - Convertible Preferred Stock

In 2013, the Company issued 270,933 shares of its Series D convertible preferred stock (“Series D Preferred Stock”) with detachable stock purchase warrants to investors for gross proceeds of $1.6 million. The detachable stock purchase warrants allow the holders of the Series D Preferred Stock to acquire 270,933 additional shares of Series D Preferred Stock for $6.00 per share and are exercisable in whole or in part and from time to time for 10 years. The warrants are classified in equity and included in additional paid-in capital.

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In 2014, the Company issued 2,552,852 shares of its Series B-1 convertible preferred stock (“Series B-1 Preferred Stock”) to investors for gross proceeds of $12.1 million, which included $10.2 million in cash and $1.9 million in satisfaction of certain outstanding notes payable and accrued expenses. In connection with the issuance of the Series B-1 Preferred Stock, the holders of certain existing equity and equity-linked securities agreed to modify their terms and conditions as a requirement for the Series B-1 Preferred Stock investment, as follows:

•	Holders of the Company’s Series B convertible preferred stock, Series B-2 convertible preferred stock, Series C convertible preferred stock, Series C-1 convertible preferred stock, Series C-2 convertible preferred stock, and Series C-3 convertible preferred stock converted their holdings on a one-for-one basis into a total of 1,579,208 shares of common stock.
•	Holders of Series D Preferred Stock exchanged their holdings on a one-for-one basis into shares of the Company’s Series A-1 convertible preferred stock.
•	Holders of stock purchase warrants to purchase 1,035,599 shares of Series D Preferred Stock exchanged their warrants on a one-for-one basis for warrants to purchase common stock.

As a result of the issuance of Series B-1 Preferred Stock, as of June 30, 2015 and 2014 (unaudited) and as of December 31, 2014, the Company had the following convertible preferred stock outstanding:

Series	Outstanding shares	Liquidation preference	Conversion price

A	102,500	$1,230,000	$10.00
A-1	1,023,059	$7,366,025	$6.00
B-1	2,552,852	$14,489,988	$4.73

All series of the Company’s convertible preferred stock are governed by terms and conditions stated in the Company’s articles of incorporation, as amended. Key terms and conditions for the convertible preferred stock outstanding as of June 30, 2015 and December 31, 2014 follow:

Dividends

The holders of the Series A Preferred Stock, Series A-1 Preferred Stock and Series B-1 Preferred Stock (collectively, the “Outstanding Preferred Stock”) are entitled to receive non-cumulative dividends when and if declared by the Board of Directors. These dividends are in preference to any declaration or payment of any dividend on the common stock of the Company. As of December 31, 2014 and Jun 30, 2015 (unaudited), no dividends have been declared.

In the event of any liquidation, dissolution, or winding-up of the Company, the holders of the Outstanding Preferred Stock have liquidation preferences over holders of common stock as noted in the table above, plus any declared and unpaid dividends. After payment of the liquidation preferences to the holders of the Outstanding Preferred Stock and certain designated Founders Common Stock, the remaining assets of the Company will be distributed to the common and preferred stockholders on an as-if-converted-to-common-stock basis.

Conversion

Each share of the Company’s Outstanding Preferred Stock is convertible at the holder's option into the number of common shares as determined by the applicable conversion rate, which is based on the conversion price in effect as of the date of such conversion. The current conversion prices are noted in the above table, and are subject to adjustment for stock dividends, stock splits, combinations, reorganizations, or other recapitalizations. Each share of Outstanding Preferred Stock will be automatically converted into common stock based on the then-applicable conversion rate, upon the closing of an underwritten initial public offering of the Company’s common stock pursuant to an effective registration under the Securities Act of 1933, in which the aggregate gross proceeds to the Company are at least $40 million. Any dividends or distributions declared but unpaid at the time of a mandatory conversion with respect to the Outstanding Preferred Stock so converted shall be paid upon such mandatory conversion.

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Voting Rights

The holders of the Outstanding Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which their preferred stock is convertible.

Note 7 – Common Stock and Stock-based Compensation Arrangements

The Company had 1,804,983 shares of common stock outstanding at June 30, 2015 (unaudited) and December 31, 2014, and 225,775 shares outstanding as of December 31, 2013.

Stock Purchase Warrants

As of June 30, 2015 (unaudited) and December 31, 2014, the Company had stock purchase warrants outstanding to acquire up to 1,035,599 shares of its common stock at $6.00 per share, expiring at various times through 2023. As of December 31, 2013, the Company had stock purchase warrants outstanding to acquire up to 1,035,599 shares of its Series D Preferred Stock at $6.00 per share, expiring at various times through 2023 (unaudited). All warrants are classified as equity and included in additional paid-in capital (see Notes 5 and 6).

Stock Options

In October 2012, the Company’s Board of Directors and shareholders adopted the 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and terminated its Non-Qualified Stock Option Plan adopted in 2003, as amended in 2005 (the “2003 Plan”). The 2012 Plan authorizes the grant of incentive and non-qualified stock options, as well as Stock Grants and Stock-Based Awards (as defined in the 2012 Plan) to eligible employees, officers, directors, and consultants. The 2012 Plan was terminated in connection with the July 2015 acquisition by OpGen and, accordingly, no further awards will be made under the 2012 Plan.

For the six month periods ended June 30, 2015 and 2014 and for the years ended December 31, 2014 and 2013, the Company recorded stock-based compensation expense as follows:

	For the six month periods ended		For the years ended
	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
	(unaudited)
Research and development	$6,149	$8,575	$22,729	$9,532
General and administrative	31,179	241,988	287,335	5,193
Selling and marketing	5,132	6,094	15,314	7,020

Total	$42,460	$256,657	$325,378	$21,745

During the six months ended June 30, 2015, the Company granted stock options to acquire 38,398 shares of common stock at an exercise price of $0.91 per share and with a weighted average grant date fair value of $0.52 per share (unaudited). During the six months ended June 30, 2014, the Company did not grant any stock options (unaudited). During the year ended December 31, 2014, the Company granted stock options to acquire 568,416 shares of common stock at an exercise price of $0.91 per share and with a weighted average grant date fair value of $0.52 per share. During the year ended December 31, 2013, the Company granted stock options to acquire 43,959 shares of common stock at an exercise price of $2.86 per share.

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The following table presents a summary of the option activity of the 2012 Plan for the years ended December 31, 2014 and 2013:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)

Outstanding at January 1, 2013	143,037	$11.04	5.4
Granted	43,959	$2.86
Cancelled, forfeited or expired	(49,402)
Exercised	-
Outstanding at December 31, 2013	137,594	$7.82	4.0
Exerciseable at December 31, 2013	76,258	$12.94	4.4

Granted	568,416	$0.91	9.4
Cancelled, forfeited or expired	(361,764)
Exercised	-
Outstanding at December 31, 2014	344,246	$3.27	8.3
Exercisable at December 31, 2014	104,998	$8.08	6.7
Vested and expected to vest	334,974	$3.26	8.3

The intrinsic value of all outstanding options is zero at December 31, 2014 and 2013. Unrecognized compensation expense was $148,690 as of December 31, 2014 and is expected to be recognized over 2.4 years. The fair value of each option grant was estimated at the date of grant using the Black -Scholes option pricing model during 2014 and 2013 based on the assumptions below:

	Year Ended December 31,
	2014	2013

Annual dividend	-	-
Expected life (in years)	5.25-6.00	5.48
Risk free interest rate	1.88%-2.02%	2.15%
Expected volatility	61.13%	67.65%

In 2014, the Company granted restricted stock units for 255,019 shares of common stock. The restricted stock units were fully vested at the time of grant, and the Company recognized $232,067 of stock-based compensation expense related to the units. All the units are outstanding as of December 31, 2014.

Note 8 - Income Taxes

At December 31, 2014 and 2013, the Company has net deferred tax assets of $22,982,781 and $19,827,196, respectively, consisting primarily of net operating loss (“NOL”) carry forwards. The Company’s net deferred tax assets at December 31, 2014 and 2013 have been fully offset by a valuation allowance of the same amount. The valuation allowance has been recorded due to the uncertainty of realization of the deferred tax assets. The Company’s deferred tax assets and liabilities as of December 31, 2014 and 2013 are as follows:

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	2014	2013
Deferred tax assets:
NOL carryforward	$22,855,644	$19,740,790
Property and equipment	31,373	18,730
Other	96,634	68,546
Total deferred tax assets	22,983,651	19,828,066
Valuation allowance	(22,982,781)	(19,827,196)
Deferred tax liabilities:
Prepayments	(870)	(870)
Net deferred tax assets	$-	$-

No provision (benefit) for Federal, state or foreign income taxes has been recognized for the six month periods ended June 30, 2015 and 2014 (unaudited) and for the years ended December 31, 2014 and 2013 due to the presence of available net operating loss carryfowards and a full valuation allowance. The difference between the Company’s expected income tax provision (benefit) from applying federal statutory tax rates to the pre-tax loss and actual income tax provision (benefit) relates to the effect of the following:

	2014	2013
Federal income taxes (benefit) at statutory rates	35.0%	35.0%
State income taxes (benefit), net of Federal benefit	0.0%	0.0%
Change in valuation allowance	(35.9)%	20.5%
Non-deductible expenses	(1.6)%	(8.7)%
Expiration of foreign loss carryforwards and other	2.5%	(46.8)%
	0.0%	0.0%

Additionally, despite the NOL carryforwards, the Company may have future tax liability due to alternative minimum tax, state tax or foreign tax requirements. The Company has federal NOL carryforwards of $40.0 and $31.1 million at December 31, 2014 and 2013, respectively. The NOL carry forwards begin to expire in 2029. Utilization of the NOL carryforward may be subject to an annual limitation as provided by Section 382 of the Internal Revenue Code. There can be no assurance that the NOL carryforward will ever be fully utilized.

Note 9 – Commitments and Contingencies

Operating Leases

The Company leases its headquarters facility in Woburn, Massachusetts (the “Woburn Lease”) and the offices of its subsidiary in Denmark (the “Vedbæk Lease”). The Woburn Lease is an operating lease that expires in January 2016 and provides the Company with options to extend the lease beyond the current expiration date. The total amount due under the current lease is $36,714 per year. The Vedbæk Lease was extended in September 2015 and is currently on a month-to-month basis for approximately $10,700 per month.

The Company incurred rent expense of $244,490 and $215,694 during the six month periods ended June 30, 2015 and 2014, respectively (unaudited) and incurred rent expense of $354,087 and $361,719 for the years ended December 31, 2014 and 2013, respectively.

Other Commitments

In manufacturing its products, the Company utilizes a number of third-party suppliers for the manufacture of certain products and component parts. In the normal course of business, in order to reduce manufacturing lead times and ensure adequate component supply, the Company has an agreement with the supply partner that allows the supply partner to procure inventory on the Company's behalf based upon a sales forecast, as provided by the Company. The Company has committed with one of its suppliers to purchase a minimum number of units of one of its product accessories for a period of three years from its availability. As of June 30, 2015 (unaudited) and December 31, 2014, the Company’s remaining purchase obligation was for units totaling approximately $169,000, respectively.

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Note 10 — Restatement of historical financial statements

Series D Preferred Stock Purchase Warrants

In 2012, the Company issued shares of its Series D Preferred Stock and warrants to purchase its Series D Preferred Stock (the “Series D Warrants”) for gross proceeds of $4.5 million. In 2013, the Company issued an additional 270,933 shares of Series D Preferred Stock and additional Series D Warrants to existing and new investors for gross proceeds of $1.6 million (see Note 6). Based on its assessment of the Series D Warrants at the time of issuance, the Company concluded that the Series D Warrants were precluded from being classified within stockholders’ equity (deficit) under the guidance contained in FASB’s Accounting Standards Codification Section 815 “Derivatives and Hedging” (“ASC 815”) based on certain anti-dilution provisions governing the Series D Warrants. As such, at December 31, 2013 and 2012 the Company presented the Series D Warrants as cost basis liabilities in its consolidated financial statements.

In connection with the preparation of the Company’s 2014 consolidated financial statements, the Company concluded that the anti-dilutive provisions governing the Series D Warrants were “standard” in nature (relating solely to equity restructuring events such as stock dividends, stock splits, spinoff, rights offering or recapitalization through a large nonrecurring cash dividend, etc.) as contemplated in the guidance provided in ASC 815. Because standard anti-dilution provisions do not prohibit financial instruments from being classified within stockholders’ equity, the Company has concluded that the Series D Warrants should have been classified within stockholders’ equity (deficit) as of December 31, 2013 and 2012.

In addition, in 2013 as part of its credit facility fee arrangement with Square One Bank, the Company issued Series D Warrants to purchase 12,500 shares of Series D Preferred Stock and did not recognize any value associated with the Series D Warrants. In connection with the preparation of the Company’s 2014 consolidated financial statements, the Company concluded that the fair value of the Series D Warrants issued to Square One Bank should have been reflected as issuance costs and additional paid-in capital.

Accrued Bonuses

In 2013, the Company underaccrued bonuses to its officers and employees. In connection with the preparation of the Company’s 2014 consolidated financial statements, the Company concluded that the bonus accrual as of December 31, 2013 was therefore understated.

As a result of the above, the Company has restated its 2013 consolidated financial statements to correct for the misapplication of the accounting guidance related to the accounting and classification of stock purchase warrants and for the underaccrual of employee bonuses. The corrections resulted in adjustments to the following financial statement line items as of and for the years indicated (all amounts in thousands):

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	As Previously Reported	Increase (Decrease)	As Restated
As of December 31, 2013
Consolidated balance sheet
Prepaid expenses and other current assets	$405	$12	$417
Total current assets	$2,565	$12	$2,577
Total assets	$2,948	$12	$2,960
Accrued compensation and benefits	$596	$71	$667
Warrant liability	$1,817	$(1,817)	$-
Total current liabilities	$6,578	$(1,746)	$4,832
Total liabilities	$6,582	$(1,746)	$4,836
Additional paid-in capital	$50,201	$1,895	$52,096
Accumulated deficit	$(53,915)	$(137)	$(54,052)
Total stockholders' deficit	$(3,633)	$1,758	$(1,875)
Total liabilities and stockholders' equity (deficit)	$2,948	$12	$2,960

Consolidated statement of loss and comprehensive loss
General and administrative expenses	$2,825	$94	$2,919
Total operating expenses	$11,512	$94	$11,606
Operating loss	$(5,753)	$(94)	$(5,847)
Interest income (expense), net	$(55)	$(61)	$(116)
Net loss	$(5,809)	$(137)	$(5,946)
Comprehensive loss	$(5,799)	$(137)	$(5,936)

Consolidated statement of cash flows
Net loss	$(5,809)	$(137)	$(5,946)
Non-cash interest expense and other	$-	$66	$66
Net cash used in operating activities	$(4,702)	$(7)	$(4,709)

Consolidated statement of stockholders' equity (deficit)
Issuance of preferred stock and warrants	$1,144	$482	$1,626
Issuance of stock purchase warrants to bank	$-	$78	$78
Additional paid-in capital	$50,201	$1,895	$52,096
Accumulated deficit	$(53,915)	$(137)	$(54,052)
Total stockholders' equity (deficit)	$(3,633)	$1,758	$(1,875)

As of December 31, 2012
Consolidated statement of stockholders' equity (deficit)
Additional paid-in capital	$49,034	$1,336	$50,370
Total stockholders' equity (deficit)	$999	$1,336	$2,335

Note 11 - Subsequent Events

The Company has performed an evaluation of subsequent events through the date the accompanying financial statements were issued and did not identify any material subsequent transactions that require disclosure, other than those matters discussed below.

On July 14, 2015, the Company was acquired by OpGen, Inc., through consummation of a merger transaction, or the Merger. Pursuant to an Agreement and Plan of Merger, or the Merger Agreement, a newly formed subsidiary of OpGen merged with and into AdvanDx, with AdvanDx surviving as a wholly owned subsidiary of OpGen in accordance with the General Corporation Law of the State of Delaware. Under the terms of the Merger Agreement, the merger consideration consisted of an aggregate 681,818 shares of OpGen's common stock with a value of $2.6 million (based on the closing sales price of OpGen’s common stock of $3.79 per share on July 13, 2015). The merger consideration was distributed in accordance with the liquidation preferences set forth in the Company’s Restated Certificate of Incorporation, as amended. The issuance of the merger consideration was effected as a private placement of securities under Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

Prior to the effective time of the Merger, all the Company’s outstanding preferred stock was converted into shares of the Company’s common stock and the February 2015 promissory notes were converted into the Company's Series B-1 convertible preferred stock before the merger consideration was distributed in accordance with the liquidation preferences set forth in the Company's Restated Certificate of Incorporation, as amended. All equity-linked securities, including stock purchase warrants and stock options were either exercised or terminated prior to the consummation of the Merger.

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